SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

      Common Stock

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROVEN RECORD OF SUCCESS (Cont’d)

* Although we consider these entities to be competitors of Exar with respect to specific product lines, we do not believe comparisons to these entities are meaningful, as each of these entities is highly diversified, has annual revenues in excess of $500 million and provides various product lines and services for industries in which Exar does not compete.

Market Capitalization (in millions)

% of 5-Year High     5-Year High     09/19/05     Ticker     25%     $2,400     $593     EXAR     26,670     858     AMCC     3

2,500     1,535     ICST     61     10,749 1,203

IDTI 11 1,080 220 MSPD 20 34,401 1,620 PMCS 5 6,128 175 TXCC 3 16,610 468 VTSS 3 635 451 WLF 71 $11,936 $1,841

*AGR 15% 5,729 2,063 *CY 36 10,492 9,418 *FSL 90 423,402 150,375 *INTC 36 57,611 33,757

*PHG 59 98,122 53,187 *TXN 54 $10,749 $1,535 Median 25%

Source: FactSet as of September 19, 2005

Note: AGR completed its initial public offering on March 27, 2001.

Note: MSPD completed its initial public offering on June 23, 2003.

Note: FSL completed its initial public offering on July 16, 2004.

Note: WLF completed its initial public offering on October 16, 2003.

e